Exhibit 2

NORTH AMERICAN PALLADIUM LTD

Security Class Holder Account Number

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Form of Proxy - Annual General and Special Meeting to be held on June 23, 2014

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.     Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.     If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.     The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.     The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.     This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof, in each instance, to the extent permitted by law, whether or not the amendment, variation or other matter that comes before the meeting is routine or contested.

8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

9.     To be effective, this proxy must be deposited with Computershare Investor Services Inc. by no later than 9:00 a.m. (Eastern time) on Thursday, June 19, 2014 or, in the case of any adjournment or postponment of the meeting, not less than 48 hours (excluding Saturdays, Sundays, and holidays) before the time of the adjourned or postponed meeting. Late proxies may be accepted or rejected by the chairman of the meeting at his or her discrection and the chairman of the meeting is under no obligation to accept or reject any particular late proxy. The chairman of the meeting may waive or extend the proxy cut-off without notice.

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Proxies submitted must be received by 9:00 am, Eastern Time, on June 19, 2014.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

23AP14181.E.sedar/000001/000001/i

Appointment of Proxyholder

I/We, being shareholder(s) of North American Palladium Ltd. hereby appoint: Mr. Robert J. Quinn, the Chairman of the Board of Directors of the Company, or failing him, Mr. Phil du Toit, President and Chief Executive Officer,	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the shareholder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General and Special Meeting of shareholders of North American Palladium Ltd. to be held at the TMX Broadcast Centre Gallery, Street Level, The Exchange Tower, 130 King Street West, Toronto, Ontario, Canada on Monday, June 23, 2014, at 9:00 a.m. (Toronto time) and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT	OVER THE BOXES.

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold

01. André J. Douchane	☐	☐	02. Alfred L. Hills	☐	☐	03. John W. Jentz	☐	☐

04. Robert J. Quinn	☐	☐	05. Greg J. Van Staveren	☐	☐	06. William J. Weymark	☐	☐	----- Fold

							For	Withhold

2. Appointment of Auditors Appointment of KPMG LLP, as auditors for the Company, and to authorize the directors of the Company to set the auditors’ remuneration.							☐	☐

							For	Against

3. Amendments to the RRSP Plan

To consider and, if deemed appropriate, pass a resolution approving certain amendments to the Company’s Group RRSP Plan, as more fully described in the accompanying management information circular (the “Circular”).

							☐	☐

							For	Against

4. Amendments to the Stock Option Plan

To consider and, if deemed appropriate, pass a resolution approving certain amendments to the Company’s Stock Option Plan, as more fully described in the Circular.

							☐	☐

							For	Against

5. Amendments to the Restricted Share Unit Plan

To consider and, if deemed appropriate, pass a resolution approving certain amendments to the Company’s Restricted Share Unit Plan, as more fully described in the Circular.

							☐	☐

							For	Against

6. Continuation of the Shareholder Rights Plan

To consider and, if deemed appropriate, pass a resolution approving the continuation of the Company’s shareholder rights plan, as more fully described in the Circular.

							☐	☐	----- Fold

Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)	Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Interim Financial Statements - Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐	Annual Financial Statements - Mark this box if you would NOT like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.